UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2006

FORTISSIMO ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52166	02-0762508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Hamelacha Street, Park Afek, Rosh Ha’ayin Israel	48091
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-972-3-915-7400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 17, 2006, the initial public offering (“IPO”) of 4,000,000 Units (“Units”) of Fortissimo Acquisition Corp. (the “Company”) was consummated. Each Unit consists of one share of Common Stock, $.0001 par value per share (“Common Stock”), and two Warrants (“Warrants”), each to purchase one share of Common Stock. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $24,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private sale (“Private Sale”) of 333,334 Units (“Insider Units”) at a purchase price of $6.00 per Insider Unit, generating total proceeds of $2,000,004. The Insider Units were purchased by Fortissimo Capital Fund GP, L.P. (“FCF”), one of the Company’s initial stockholders. The Insider Units are identical to the Units sold in the IPO except that the Warrants included within the Insider Units may be exercisable on a cashless basis so long as such Warrants are held by FCF or its affiliates. FCF has agreed that the Insider Units and the underlying securities will not be sold or transferred by it until after the Company has completed a business combination.

Audited financial statements as of October 17, 2006 reflecting receipt of the proceeds upon consummation of the IPO and the Private Sale have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

	Exhibit 99.1	Audited Financial Statements

	Exhibit 99.2	Press release dated October 17, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTISSIMO ACQUISITION CORP.

Dated: October 18, 2006	By:	/s/ Yuval Cohen
Name: Yuval Cohen
Title: Chief Executive Officer